Exhibit 10.16

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CONTRACTOR AGREEMENT

THIS CONTRACTOR AGREEMENT (“Agreement”) is made as of this 19th day of December, 2011, by and between IntelliSource, LLC, a Colorado limited liability company (“IntelliSource”), and Zulily, Inc., a Delaware corporation (“Zulily”).

WITNESSETH:

WHEREAS, Zulily desires to engage IntelliSource as a contractor to operate and manage its fulfillment center in Obetz, Ohio (the “Center”); and

WHEREAS, IntelliSource desires to contract with Zulily to operate and manage Zulily’s fulfillment center.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.	Operation and Management of Center. IntelliSource agrees to operate and manage the Center, pursuant to the terms and conditions of this Agreement. All personnel utilized by IntelliSource to perform this Agreement will be IntelliSource employees. IntelliSource will have sole responsibility for the IntelliSource workforce performing the operations, including all recruitment, screening, interviewing, testing, selection, hiring, orientation, training, supervision, payment, management and retention of all IntelliSource employees. Zulily will establish the parameters of the work to be performed by IntelliSource. Process, productivity and quality standards will be identified and mutually agreed to in an associated Service Level Agreement to be negotiated by the parties as soon as practicable after the execution of this Agreement and attached to this Agreement (the “SLA”). Zulily agrees to provide IntelliSource and its employees with access to the Center and to related facilities, equipment and technology to permit IntelliSource and its employees to operate and manage the Center. Zulily agrees that IntelliSource employees will not be required, without IntelliSource’s written consent which will not be unreasonably withheld, to: drive Zulily automobiles; lift over fifty (50) pounds; handle chemicals; handle cash, credit card information or other valuables; operate unguarded machinery or perform any work above floor level, including elevated platforms, scaffolding, manlifts, ladders, etc.

2.	Term. This Agreement shall continue for a term of three (3) years from the date first entered above, unless sooner terminated as set forth herein, and will be automatically renewed for an additional one (1) year renewal term, unless either party serves written notice of its intent to terminate this Agreement not less than thirty (30) days prior to the expiration of any such term.

3.

Fees for Service. For the term of this Agreement, the fees for the operation and management of the Center (“Services”) pursuant to this Agreement are as set forth in Exhibit A attached hereto and made a part hereof. The parties may, from time

1.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

to time, amend Exhibit A in writing signed by a duly authorized representative of each party.

[*].

4.	Invoices. IntelliSource shall submit to Zulily a weekly invoice for the Services performed during the previous Monday through Sunday billing period. Invoices submitted hereunder shall be due and payable by Zulily [*]. A [*] late fee will be charged for payments received after [*]. For added convenience, IntelliSource customers may pay via Wire Transfer or Standard ACH. Bank set up will be handled prior to first scheduled customer payment. IntelliSource reserves the right to remove all employees from their assignments at the Center because of non-payment of undisputed invoices, aged over [*]. [*]. In the event of termination of this Agreement, Zulily shall pay IntelliSource for all Services performed prior to date of termination.

5.

Buyer Satisfaction. Subject to compliance by Zulily with its obligations hereunder, IntelliSource agrees that the Services will be performed to the commercially reasonable satisfaction of Zulily. Without limiting the foregoing, IntelliSource shall perform all Services in accordance with the performance criteria (“KPIs”) for the Services set forth in the SLA. Zulily shall retain the right, with the prior written consent of IntelliSource, to update or add to the list of KPIs. Any KPIs, including updated or additional KPIs, which materially impact the Services provided by IntelliSource, shall constitute an Event of Change. IntelliSource agrees to allow Zulily a reasonable period of time after Services are performed to determine if the Services provided by IntelliSource were performed in a satisfactory manner. IntelliSource agrees to employ an adequate force of trained personnel who shall perform the Services substantially in accordance with the SLA. To further assure that the Services will be performed to the reasonable satisfaction of Zulily, IntelliSource agrees that the employees hired by IntelliSource to perform the Services provided by IntelliSource at the Center will be used by IntelliSource solely at the Center and will not be used by IntelliSource at any other location or for any other customer. IntelliSource shall be responsible for paying all wages, other compensation and benefits of such Center employees,

2.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and Zulily shall have no responsibility therefor. Zulily’s sole role under this Agreement shall be to provide general oversight regarding the Services performed by IntelliSource. If Zulily reasonably determines within a reasonable period of time after Services are performed that the Services provided by IntelliSource are not satisfactory, Zulily shall so notify IntelliSource. If necessary, IntelliSource will provide corrective Services within a mutually agreed upon period of time. Zulily may require IntelliSource to replace the operations or account manager assigned to Zulily, if Zulily reasonably determines that a replacement will improve the quality of Services delivered by IntelliSource. [*].

6.	[*]. During the term of this Agreement, [*].

7.	Independent Contractor. IntelliSource is and at all times shall be deemed an independent contractor, and nothing contained herein shall be construed to create the relationship of principal and agent, or employer and employee, between IntelliSource and Zulily. The employees hired by IntelliSource to perform the Services are exclusively the employees of IntelliSource.

8.

IntelliSource Employees. IntelliSource shall recruit, screen, interview, test, select, hire, orient, train and manage the persons employed by IntelliSource to perform the Services under this Agreement. IntelliSource shall have the sole responsibility to supervise and control the work of its employees at the Center. IntelliSource shall have sole responsibility to counsel, discipline, review, evaluate, and terminate its employees. IntelliSource shall be solely responsible for its own labor relations with its employees and any trade union or labor organization representing its employees. IntelliSource shall be solely responsible for collective bargaining, adjusting grievances and for any unfair labor practices it might be charged with by any trade unions and labor organizations representing its Employees. IntelliSource shall also be responsible for adjusting all disputes between itself and its employees. IntelliSource shall notify Zulily immediately if IntelliSource has knowledge of any actual or potential labor dispute which is delaying or could delay the timely performance of Services under this Agreement. If any dispute or work stoppage or strike should occur, IntelliSource agrees tomake commercially reasonable efforts to settle the matter. In the event of any work stoppage or strike by IntelliSource employees that materially adversely impacts IntelliSource’s ability to provide Services to Zulily, Zulily at its sole

3.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

discretion may terminate this Agreement upon fourteen (14) days’ written notice to IntelliSource. IntelliSource acknowledges that warehousemen are to be drug screened in compliance with federal, state and local laws and that no IntelliSource personnel or agent of IntelliSource who will have access to Zulily facilities may have a felony or theft conviction within the past seven (7) years. [*]. IntelliSource assumes full responsibility for all contributions, taxes and assessments with respect to its employees under all applicable federal, state, and local laws (including withholding from wages of employees where required). IntelliSource further agrees that it will comply with all other applicable federal, state or local laws or regulations applicable to IntelliSource as an employer regarding compensation, hours of work or other conditions of employment.

9.	[*]. During the term of this Agreement and for [*] following the date of termination of this Agreement [*], neither company [*].

10.	Title to Products: Security and Zulily Employees. Any products purchased and owned by Zulily which either pass through the Center or another facility in which the Services are being rendered (a “Facility”) as a cross-dock shipment to a delivery location, or are stocked at such Facility, are defined as “Zulily-Owned Products”. IntelliSource shall not obtain title to any Zulily-Owned Products. Zulily at its expense shall be responsible for all security of each Facility and for all costs associated with such Facility, including without limitation maintenance and upkeep, unless otherwise specified in this Agreement. Zulily shall be solely responsible for its own labor relations with its employees.

11.	Indemnification.

11.1 Indemnification By IntelliSource. IntelliSource shall indemnify and hold harmless Zulily, its agents and employees from and against any and all claims, losses, actions, damages, expenses, and all other liabilities, including but not limited to attorneys’ fees (the “Liabilities”), arising out of or resulting from IntelliSource’s negligent performance of or failure to perform the work hereunder to the extent any such Liabilities are attributable to bodily injury to or death of any person or to damage to or destruction of any property, whether belonging to Zulily or to another (including the Zulily-Owned Products), provided, however, that (a) IntelliSource shall be liable for any Liabilities related to products [*] and (b) IntelliSource shall not indemnify or hold harmless Zulily to the extent any such Liabilities are caused by the negligent or unlawful acts or omissions of Zulily, its employees or third parties. IntelliSource shall have no liability for

4.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

work product of IntelliSource or its employees that is incorporated into Zulily’s work, product, process or plans.

11.2 Indemnification By Zulily. Zulily shall indemnify and hold harmless IntelliSource, its agents and employees from and against any and all Liabilities arising out of or resulting from negligence by Zulily or its employees or agents in connection with the provision of facilities, equipment or technology hereunder or otherwise in connection with this Agreement; provided, however, that such indemnification shall not apply to the extent any such Liabilities are caused by the negligent or unlawful acts or omissions of IntelliSource or its employees or agents.

11.3 Joint Negligence; No Consequential Damages. If Liabilities are the result of the joint or concurrent negligence of IntelliSource and Zulily, Liabilities shall be apportioned between the parties based on the relative negligence of the parties. In no event shall a party be liable for any special, indirect, incidental, consequential or punitive damages or lost profits in connection with this Agreement.

12.	Insurance. IntelliSource shall maintain, at its expense, commercially reasonable amounts of (a) Workers’ Compensation and Employer’s Liability Insurance, (b) Commercial General Liability Insurance, and (c) a Fidelity Bond. Zulily shall maintain at its expense commercially reasonable amounts of Commercial General Liability Insurance for the Center and other facilities and equipment provided hereunder and shall name IntelliSource as an additional insured under such policy. Each party shall provide the other with evidence of such insurance. If an insurance policy is to be canceled or changed by an insured or insurer so as to affect the coverage required by this Agreement, at least ten (10) days prior written notice of such cancellation or change shall be sent to the other party.

13.	Onsite Accommodations Provided by Zulily. Zulily shall provide to IntelliSource at the Center or other facilities required for work under this Agreement:

A.	Office(s) with furniture for IntelliSource’s employees

B.	Phones, voicemail, fax line and Internet connections for IntelliSource’s employees

C.	Internet connection for timeclock

14.	Termination:

14.1 Termination for Convenience. Zulily may, in its sole discretion and without cause terminate this Agreement with ninety (90) days written notice to IntelliSource. IntelliSource may, in its sole discretion and without cause terminate this Agreement with six (6) months written notice to Zulily.

14.2 Termination for Cause. Either party hereto may terminate this Agreement with cause by giving not less than sixty (60) days written notice to the other party hereto; provided that IntelliSource may terminate this Agreement immediately upon notice to

5.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Zulily if any undisputed invoice aged over 30 days remains unpaid. If Zulily delivers notice to IntelliSource of its intent to terminate. Zulily shall include therein the reasons for such termination and IntelliSource shall have thirty (30) days to rectify or modify its performance, after which thirty (30) day period Zulily shall revoke or affirm its termination.

15.	Notices. All notices which it may be necessary or proper for either Zulily or IntelliSource to give or deliver to the other shall be sent, and shall be deemed given when received by registered or certified mail, postage prepaid and return receipt requested, and if given by Zulily to IntelliSource shall be addressed to:

IntelliSource, LLC

1899 Wynkoop Street, Ste. 900

Denver, CO 80202

Attn: Robyn Donahue

And if given by IntelliSource to Zulily, shall be addressed to:

Zulily, Inc.

2200 1st Avenue South

Seattle, Washington 98134

Attn: Kristin Smith

16.	Assignment. The rights and obligations of the parties hereunder shall not be assigned without the prior written consent of the other party. Otherwise, this contract shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

17.	Confidentiality. The parties shall be bound by the Mutual Non-Disclosure Agreement between the parties. In addition, each party hereby covenants and agrees that it shall not disclose, divulge, transmit or intentionally cause to be disclosed, divulged or transmitted, to any third party at any time any Confidential Information, except as required by law or unless such information has been previously disclosed to the general public by the other party. For the purposes of this Agreement, “Confidential Information” shall include all non-public information and trade secrets of a party, including but not limited to intellectual property, marketing plans, customer information, specialized information and financial information. Without limiting the foregoing, IntelliSource shall not use any Confidential Information in providing services for a Competitor (as defined below) or any other IntelliSource customer. Should IntelliSource provide any services for a Competitor, Zulily will be notified in writing. “Competitor” means any entity that is engaged in [*]. Each party acknowledges that irreparable injury may result to if the terms of this Section 17 are breached by a party and that the remedy at law would be inadequate. Therefore, each party agrees that in the event of a breach by such party, the other

6.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

party shall be entitled to immediate injunctive relief enforcing the performance of the terms of this Section 17 without the need to post a bond and without the necessity of proving actual damages, in addition to any other remedies which might be available to such party.

18.	Force Majeure. The obligations of IntelliSource hereunder shall be excused during any period of delay caused by matters such as unavailability of Zulily facilities or equipment, strikes, acts of God, shortages of raw material or power, governmental actions or compliance with governmental requirements, whether voluntary or pursuant to order, or any other matter which is beyond the reasonable efforts of IntelliSource to control.

19.	Amendments. This Agreement and the provisions hereof, may be altered, amended, modified or superseded only in writing executed by both of the parties hereto.

20.	Enforcement, Waiver. No waiver of or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same or of any other option, right or privilege on any other occasion.

21.	Governing Law. This Agreement shall be governed by the laws of the State of Washington.

22.	Entire Agreement. This Agreement, together with Exhibit A referenced herein, shall constitute the entire Agreement between the parties with respect to the subject matter and supersedes all previous agreements between Zulily and IntelliSource relating to the subject matter hereof.

Signatures:

IntelliSource LLC		Zulily, Inc.

By:	/s/ Robyn R. Donahue	By:	/s/ Michael Potter
	Robyn R. Donahue, CEO		Michael Potter, COO

Date: 12/19/11		Date: 12/19/11

7.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

SERVICES AND RATES

[*]

8.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

9.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

Signed	/s/ Robyn Donahue	Signed	/s/ Michael Potter
	IntelliSource: Robyn Donahue		Zulily: Michael Potter, COO

Date; 12/19/11		Date: 12/19/11

10.